Exhibit 99

“Horizon Lines, Inc. Declares Dividend”

Charlotte, North Carolina, October 25, 2005—Horizon Lines, Inc. (NYSE: HRZ) announced that its Board of Directors has voted to declare a cash dividend on its outstanding shares of common stock of $0.11 per share, payable on December 15, 2005 to all stockholders of record as of the close of business on December 1, 2005.

About Horizon Lines

Based in Charlotte, NC, Horizon Lines, LLC is the nation’s leading Jones Act container shipping and logistics company, operating 16 U.S.-flag vessels on routes linking the continental United States with Alaska, Hawaii, Guam, and Puerto Rico. Horizon Lines maintains offices throughout the continental United States and operates port terminals in Anchorage, Kodiak and Dutch Harbor, Alaska; Honolulu, Hawaii; and San Juan, Puerto Rico. Horizon Lines also owns Horizon Services Group, an organization with a diversified offering of cargo management and tracking services being marketed to shippers, carriers, and other supply chain participants.

Media Contact: Michael Avara, Horizon Lines, Inc., 704-973-7000, mavara@horizonlines.com